Exhibit 99.1

UNAUDITED INTERIM FINANCIAL STATEMENTS

Consolidated Balance Sheets as of March 31, 2019 and December 31, 2018

Consolidated Statements of Operations for the three months ended March 31, 2019 and 2018

Consolidated Statements of Members’ Deficit for the three months ended March 31, 2019 and 2018

Consolidated Statements of Cash Flows for the three months ended March 31, 2019 and 2018

Notes to Unaudited Consolidated Financial Statements

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Echo Environmental, LLC and Subsidiaries

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,133,653	$610,178
Trade receivables, net of allowances	1,095,032	2,193,340
Trade receivables, related party	3,999,149	-
Inventories	1,174,224	1,265,809
Prepaid expenses	80,191	132,847
Total current assets	7,482,249	4,202,174

Property and equipment, net	591,597	614,217
Other assets	88,997	88,997

Total assets	$8,162,843	$4,905,388

LIABILITIES
Current Liabilities:
Accounts payable - trade	$684,211	$758,134
Notes payable - related parties	14,756,481	10,959,649
Accrued expenses	441,753	504,396
Total current liabilities	15,882,445	12,222,179

Other long-term liabilities	6,424	60,486

Total liabilities	15,888,869	12,282,665

Commitments and contingencies

Members’ deficit	(7,726,026)	(7,377,277)
Total members’ deficit	(7,726,026)	(7,377,277)

Total liabilities and members’ deficit	$8,162,843	$4,905,388

See accompanying condensed notes to consolidated financial statements.

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Echo Environmental, LLC and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)
Revenue:
Sales	$3,641,368	$8,913,770
Cost of goods sold	2,350,892	4,467,617
Gross margin	1,290,476	4,446,153

Expenses:
Selling, general and administrative expenses	1,609,607	2,621,045
Depreciation and amortization	25,527	82,257
	1,635,134	2,703,302

Operating income (loss)	(344,658)	1,742,851

Other (income) expense, net:	4,091	(1,475)

Net income (loss) from continuing operations	(348,749)	1,744,326

Discontinued operations:
Income from discontinued operations	-	113,944

Net income (loss)	$(348,749)	$1,858,270

See accompanying condensed notes to consolidated financial statements.

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Echo Environmental, LLC and subsidiaries

Consolidated Statements of Member’s Deficit

	Due From
	Related	Members’
	Parties	Deficit	Total

Balances, December 31, 2017	$-	$(5,535,700)	$(5,535,700)
Net income	-	1,858,270	1,858,270
Balances, March 31, 2018	$-	$(3,677,430)	$(3,677,430)

Balances, December 31, 2018	$(4,354,911.00)	$(3,022,366)	$(7,377,277)
Net loss	-	(348,749)	(348,749)
Balances, March 31, 2019	$(4,354,911.00)	$(3,371,115)	$(7,726,026)

See accompanying condensed notes to consolidated financial statements.

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Echo Environmental, LLC and Subsidiaries

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net income (loss)	$(348,749)	$1,858,270

Adjustments to reconcile income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,527	82,257

Changes in operating assets and liabilities:
Trade receivables	1,098,308	1,386,205
Trade receivables, related party	(3,999,149)	(8,127,301)
Inventories	91,585	(2,266,011)
Prepaid expenses	52,656	(5,953)
Accounts payable and accrued expenses	(136,566)	2,062,991
Other long-term liabilities	(54,062)	(92,549)
Net cash used in operating activities:	(3,270,450)	(5,102,091)

Cash Flows from Investing Activities:
Purchase of property and equipment	(2,907)	(32,455)
Net cash used in investing activities	(2,907)	(32,455)

Cash Flows from Financing Activities:
Proceeds from notes payable, related party	3,796,832	6,451,802
Net cash provided by investing activities	3,796,832	6,451,802

Cash Flows from Discontinued Operations:	-	113,944

Net change in cash and cash equivalents	523,475	1,431,200
Cash and cash equivalents, beginning of period	610,178	811,787
Cash and cash equivalents, end of period	$1,133,653	$2,242,987

Supplemental Disclosures
Cash paid during the period for:
Interest	$-	$25
Income taxes	$-	$-

See accompanying condensed notes to consolidated financial statements.

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Echo Environmental, LLC and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Note 1 - Nature of Business

Echo Environmental, LLC and Subsidiaries (the “Company”) is a large-scale processor of circuit boards and electronic waste. The Company is committed to fast and cost-efficient service to many different industries that need to recycle electronic components. The Company processes the electronics it receives in its 175,000-square foot facility located in Carrollton, Texas. The Company is a wholly owned subsidiary of Elemetal, LLC (“Elemetal”) and is included in the Elemetal, LLC consolidated financial statements. The Company was formerly known as Elemetal Recycling, LLC.

On May 20, 2019, the Company’s operating assets and liabilities were sold to Corrent Resources, LLC (“Corrent”) leaving only the related party accounts receivable and loans payable with the Company. Corrent is a wholly owned subsidiary of DGSE Companies, Inc. (“DGSE”), a publicly-traded company on the NYSE American exchange, see Note 11.

Note 2 – Significant Accounting Policies

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and all of its wholly owned and majority-owned subsidiaries. Subsidiaries that meet the discontinued operations criteria are presented separately and labeled as discontinued operations in the unaudited consolidated financial statements. During 2017 the Company added a new subsidiary, ITAD, LLC (“ITAD”). All material intercompany accounts and transactions have been eliminated in the consolidation.

Management’s Plans

The accompanying unaudited consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As discussed in Notes 1 and 11 to the financial statements, Echo Environmental, LLC’s operating assets and liabilities were sold on May 20, 2019 to Corrent Resources, LLC (“Corrent”) leaving only the related party accounts receivable and loans payable with the Company. Corrent is a wholly owned subsidiary of DGSE Companies, Inc. (“DGSE”), a publicly-traded company on the NYSE American exchange. The Company has stated that substantial doubt exists about its ability to continue as a going concern due to no longer having operating assets or liabilities to generate significant future cash flows.

The Company did not receive any significant proceeds from the sale as they were used to pay down the parent company’s outstanding debt (see Note 7). Management acknowledged that, without those cash proceeds, the Company would be unable to meets its obligations. Accordingly, substantial doubt remains regarding the ability of the Company to continue as a going concern during the following year.

Credit Risk, Major Customers, and Suppliers

Amounts due from one major customer made up approximately 41 percent and 31 percent of accounts receivable as of March 31, 2019 and December 31, 2018, respectively. Sales to the same major customer, a smelter, constituted approximately 47 percent and 46 percent of total sales for the quarters ended March 31, 2019 and 2018, respectively.

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Note 2 - Significant Accounting Policies (Continued)

Amounts due from two other non-smelter major customers made up approximately 25 percent and 22 percent of accounts receivable as of March 31, 2019 and December 31, 2018 respectively. Sales to these customers constituted approximately 18 percent and 14 percent of total sales for the quarters ended March 31, 2019 and 2018 respectively. Amounts due to one major supplier made up 39 percent and 41 percent of accounts payable as of March 31, 2019 and December 31, 2018 respectively.

Commodity Risk

The market price of metals contained in circuit boards, future production levels, and operating costs could materially affect operating cash flow and profitability. Many of the factors affecting these risks are beyond the Company’s control. Fair Value of Financial Instruments The carrying amounts of the Company’s cash, accounts receivable, and accounts payable approximate their fair value due to the short maturity of such instruments.

Trade Accounts Receivable

The Company’s accounts receivable include amounts for metals with low grade smelters that are recorded based on the fair market value of the underlying metals. At March 31, 2019 and December 31, 2018, receivables based on metal prices approximated $285,000 and $343,000, respectively, and are included in total accounts receivable on the balance sheet.

Trade accounts receivable potentially subject the Company to concentrations of credit risk. The Company provides products to its customers based upon an evaluation of the customers’ financial condition generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors the exposure for credit losses and, when necessary, will purchase credit insurance or refrain from shipping materials.

The balance in accounts receivable primarily reflects amounts due from smelters that are not yet due to be paid and other receivables for delivered de-manufactured product. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance is determined on a customer specific allowance basis. There was a $270,029 and $270,000 allowance for a related party trade account receivable at March 31, 2019 and December 31, 2018, respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their useful lives. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Amortization of the equipment under capital leases is computed using the straight-line method over 5 years and included in depreciation expense. Costs of maintenance and repairs are charged to expense when incurred.

Accounts Payable

The Company’s accounts payable include amounts for electronic scrap that are payable once the material is analyzed. Additionally, the Company values payables for undetermined payable amounts based upon the current estimated value of the scrap. At December 31, 2018 and 2017, these unsettled payables approximated $110,000 and $126,000, respectively, and are included within other accrued liabilities on the unaudited consolidated balance sheet.

Revenue Recognition

Revenue from the sale of inventory is recognized by the Company when delivery has occurred and title and risk of loss have passed to the buyer. Sales are made in accordance with sales contracts where the price is fixed or determinable. Payments received in advance of product shipment are recorded as deferred revenue and recognized when title has been transferred to the customer.

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Note 2 – Significant Accounting Policies (Continued)

Shipping and Handling Costs

The Company records shipping and handling costs for the delivery of finished goods in cost of goods sold in the unaudited consolidated statement of operations. Total shipping and handling costs for the three months ended March 31, 2019 and 2018 approximated $317,900 and $993,522, respectively.

Income Taxes

The Company and its wholly owned subsidiaries are treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro-rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Change in Accounting Principle

As of January 1, 2017, the Company adopted new guidance related to the measurement of certain inventories. Under the new guidance, inventories are measured at the lower of cost or net realizable value (NRV), with NRV based on selling prices in the ordinary course of business, less costs of completion, disposal and transportation. Previously, certain inventories were measured at the lower of cost or market, with market generally based on replacement costs, adjusted for other factors.

Upcoming Accounting Pronouncement

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2019. The ASU permits application of the new revenue recognition guidance to be applied using one of two retrospective application methods. The Company has not yet determined which application method it will use. The Company has begun to analyze the new standard, but has not yet determined the impact on the timing or amount of revenue. The Company will expand the financial statement disclosures in order to comply with the new ASU.

The Financial Accounting Standards Board (FASB) issued ASU 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2020 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 6, which will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

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Note 2 – Significant Accounting Policies (Continued)

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets including the Company’s accounts receivable by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The new guidance will be effective for the Company’s year ending December 31, 2021. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. Early adoption for all companies is permitted for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact this standard will have on the financial statements; however, the impact is not expected to be significant.

Subsequent Events

The consolidated financial statements and related disclosures include evaluation of events up through and including August 5, 2019, which is the date the financial statements were available to be issued.

Note 3 - Inventory

Inventory at March 31, 2019 and December 31, 2018 consisted of the following:

	March 31, 2019	December 31, 2018

Unprocessed scrap materials	$142,851	$110,628
Processed scrap materials	338,943	324,479
In-transit processed materials	692,430	830,702
Total	$1,174,224	$1,265,809

Inventories principally include processed and unprocessed electronic scrap materials. The value of the material is derived from recycling the precious and other scrap metals included in the scrap. The unprocessed and processed materials are carried at the lower of the average cost of the material during the month of purchase or NRV. The in-transit material is carried at lower of cost or market using the retail method. Under the retail method the valuation of the inventory at cost and the resulting gross margins are calculated by applying a cost to retail ratio to the retail value of the inventory.

The inventory serves as collateral for borrowing by Elemetal Refining, LLC and is included in its collateral base.

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Note 4 - Property and Equipment

Property and equipment are summarized as follows:

	March 31, 2019	December 31, 2018

Machinery and equipment	$1,870,520	$1,879,021
Transportation equipment	12,000	12,000
Furniture and fixtures	34,830	34,830
Computer equipment and software	129,153	129,153
Leasehold improvements	173,789	173,789
Total cost	2,220,292	2,228,793

Accumulated depreciation	1,628,695	1,614,576

Net property and equipment	$591,597	$614,217

Depreciation expense was $25,527 and $82,257 for the three months ended March 31, 2019 and 2018 respectively.

Note 5 - Discontinued Operations

In November 2018, the Company completed the sale of its wholly owned subsidiary, LBJ Metals, LLC (LBJ). The Company exchanged its ownership interest in LBJ for total consideration of $10. The major classes of revenue and expenses of LBJ included in discontinued operations for the quarters ended March 31, 2019 and 2018 are as follows:

	March 31, 2019	March 31, 2018

Net income attrbuted to discontinued operations	$-	$113,944
Total net income attrbuted to discontinued operations	$-	$113,944

Note 6 - Operating Leases

The Company is obligated under operating leases primarily for building rent, expiring at various dates through 2021. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $181,408 and $181,408 for the three months ended March 31, 2019 and 2018, respectively.

Future minimum annual commitments under these operating leases are as follows:

Years Ending
December 31,	Amount

2019	$777,000
2020	794,000
2021	104,000

Total	$1,675,000

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Note 6 – Operating Leases (Continued)

In connection with the operating lease for its warehouse and office space, the Company was granted certain lease incentives. Deferred lease incentives reflected in the accompanying consolidated balance sheet are being amortized on a straight-line basis over the term of the lease. Deferred lease incentives totaled approximately $114,459 and $78,000 as of March 31, 2019 and December 31, 2018, respectively, and are included within other accrued liabilities and deferred lease obligation on the Company’s consolidated balance sheet. The Company subleases a portion of this warehouse space to two unrelated entities. Sublease rentals to be received in the future under these noncancelable subleases total approximately $863,000 through July 2021 due in monthly installments ranging from approximately $10,000 to $25,000 per month. Rental income under the subleases was $78,500 and $78,500 for the three months ended March 31, 2019 and 2018, respectively, and is included as a reduction of operating expense on the unaudited consolidated statement of operations.

Note 7 - Related Party Transactions

The following is a description of transactions between the Company and related parties, which include companies that have some common ownership with Elemetal members:

Accounts Receivable

At March 31, 2019 and December 31 2018, the Company had accounts receivable from related parties totaling approximately $8,624,000 and $4,625,000 respectively. Approximately $270,029 and $270,000 of these amounts are reserved for as discussed in Note 2. During 2017 and 2018, the Company determined that the remaining advances of approximately $4,355,000 to related parties should be treated as equity transactions due to management’s determination of the uncertainty of the source of repayment. As a result, that amount was reclassified as contra-equity on the consolidated statement of members’ deficit and the accounts receivable from related parties as of March 31, 2019 and December 31, 2018, after the reclassification, was $3,999,149 and $0 respectively.

Loans Payable

The Company has $14,756,481 and $10,959,649 in outstanding loans payable to related parties at March 31, 2019 December 31, 2018, respectively. Included in this amount is approximately $11,400,000 and $10,810,000 payable to Elemetal Refining, LLC at March 31, 2019 and December 31, 2018, respectively. The remaining loan balance of $3,356,481 and $149,649 at March 31, 2019 and December 31, 2018 is to another Elemetal related company. The parent company has guaranteed the debt agreement of one of its other operating subsidiaries. Under the guarantee agreement, the parent company has pledged its assets and the assets of its other subsidiaries, which includes substantially all of Echo’s assets as collateral for the underlying debt. As part of the subsequent sale (Note 11), the parent’s lender waived and released its claims.

Note 8 - Retirement Plans

Substantially all nontemporary employees of the Company are eligible to participate in a 401(k) plan sponsored by Elemetal. The plan provides that the Company, an eligible employer of the plan, will make a required matching contribution up to 15 percent of employee contributions, not to exceed 6 percent of the employee’s eligible wages. Company contributions to the plan $3,503 and $2,560 for the quarters ended March 31, 2019 and 2018, respectively.

Note 9 - Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value. The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis at March 31, 2019 and December 31, 2018 and the valuation techniques used by the Company to

Determine those fair values.

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Note 9 – Fair Value Measurements (Continued)

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company’s policy is to recognize transfers between levels of the fair value hierarchy as of the end of the reporting period. For the three months ended March 31, 2019 and 2018, there were no transfers between levels of the fair value hierarchy.

	Assets and Liabilities Measured at Fair Value on a Recurring Basis at
	March 31, 2019
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable	Balance at
	Assets	Inputs	Inputs	March 31,
	(Level 1)	(Level 2)	(Level 3)	2019
Assets - Accounts receivable	$-	$171,540	$-	$171,540

Liabilities - Accounts payable	$-	$113,500	$-	$113,500

	Assets and Liabilities Measured at Fair Value on a Recurring Basis at
	December 31, 2018
	Quoted Prices in	Significant
	Active Markets	Other	Significant
	for Identical	Observable	Unobservable	Balance at
	Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2018
Assets - Accounts receivable	$-	$343,083	$-	$343,083

Liabilities - Accounts payable	$-	$126,093	$-	$126,093

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Note 10 - Contingencies

The Company is a wholly owned subsidiary of Elemetal, LLC (“Elemetal”). Elemetal has subsidiaries that are subject to a variety of legal compliance risks. These risks include compliance with regulations regarding Anti-Money Laundering laws and other compliance obligations from the US Department of Treasury, Financial Crimes Enforcement Network (FinCEN), and the Internal Revenue Service. In 2016, Elemetal began cooperating with the U.S. Government’s investigation of the South American gold trade. During 2016, Elemetal directed indirect subsidiary NTR Metals Miami, LLC to discontinue purchasing metal from certain South American countries as a precautionary measure. In early 2017, Elemetal formally closed all operations of NTR Metals Miami and terminated the employees involved in the South American gold purchases. Shortly thereafter, the Government charged three former employees of NTR Metals Miami with money laundering. In March 2018, Elemetal plead guilty to one count of failure to maintain an adequate anti-money laundering program and agreed to a fine of $15,000,000. The fine is to be paid through forfeiting a claim to gold held by the Republic of Peru in an amount of approximately $9,600,000, a cash payment of $1,000,000 paid at the time of execution of the plea, and the remaining amount to be paid in equal, semiannual payments over a five year probation term. The court approved the agreement on May 24, 2018. In conjunction with the sale of all assets of Echo subsequent to year end, as described in Note 1, the parent’s lender has waived and released its claims. While the Company may not be directly impacted by the regulations, non-compliance by Elemetal may directly or indirectly have a significant impact on the Company’s operations, liquidity, or reputation in a particular period due to impacts on Elemetal’s financing, liquidity, and reputation.

Note 11 - Subsequent Events

On May 20, 2019, the Company’s operating assets and liabilities were sold to Corrent Resources, LLC (“Corrent”) leaving only the related party accounts receivable and loans payable with the Company. Corrent is a wholly owned subsidiary of DGSE Companies, Inc. (“DGSE”), a publicly-traded company on the NYSE American exchange. As part of the sale agreement, the parent’s lender waived and released its claims.

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